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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  October 20, 1995



                            CABLE TV FUND 12-B, LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Colorado                  0-13807                84-0969999
         --------                  -------                ----------
(State of Organization)      (Commission File No.)      (IRS Employer
                                                      Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309           (303) 792-3111
---------------------------------------------           --------------
(Address of principal executive office and Zip Code)    (Registrant's
                                                         telephone no.
                                                     including area code)
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Item 2.  Disposition of Assets

         On February 22, 1995, Jones Intercable, Inc., a Colorado corporation ("Intercable") entered into a Purchase and Sale Agreement (the "Agreement") with Cable TV Fund 12-B, Ltd., a Colorado limited partnership (the "Partnership"), providing for the sale by the Partnership to Intercable of the Partnership's cable television system serving areas in and around Augusta, Georgia (the "Augusta System").

         On October 20, 1995, Intercable assigned to Jones Cable Holdings, Inc. ("JCH") all of its right, title and interest as buyer under the Agreement, including but not limited to, the right to purchase the assets of the Augusta System, and JCH assumed and agreed to pay, discharge and perform all of the obligations and duties of Intercable under the Agreement. JCH is a wholly-owned subsidiary of Intercable.

         A special vote of the limited partners of the Partnership was conducted for the purpose of obtaining limited partner approval of the sale of the Augusta System. The transaction was approved by the holders of 74.8% of the limited partnership interests of the Partnership.

         On October 20, 1995, JCH purchased the Augusta System from the Partnership for $142,618,000, subject to customary closing adjustments as provided by the Agreement. The purchase price for the Augusta System represented the average of three separate, independent appraisals of the Augusta System. The Partnership has paid all of its indebtedness, and the Partnership has distributed the net sale proceeds to its partners of record as of September 30, 1995. The limited partners of the Partnership, as a group, received $95,179,375, and the general partner has received $13,220,625. The distribution to the limited partners equates to approximately $857 for each $500 limited partnership interest, or $1,714 for each $1,000 invested in the Partnership.

         The Partnership continues to own a nine percent ownership interest in the Cable TV Fund 12-BCD Venture (the "Venture"). The Venture currently owns three cable television systems serving the areas in and around Palmdale/Lancaster, California; Albuquerque, New Mexico and Tampa, Florida. The Venture has entered into a purchase and sale agreement pursuant to which the Venture has agreed to sell the Tampa, Florida cable television system to Intercable, the general partner.






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Item 7.  Financial Statements and Exhibits

         a. Purchase and Sale Agreement dated February 22, 1995 between Cable TV Fund 12-B, Ltd. and Jones Intercable, Inc. is incorporated by reference from the Schedule 14A of Cable TV Fund 12-B, Ltd filed with the Securities and Exchange Commission on June 5, 1995 (Commission File No. 0-13807).

         b. Pro Forma Financial Statements of Cable TV Fund 12-B, Ltd. are incorporated by reference from the Cable TV Fund 12-B, Ltd. proxy statement dated August 18, 1995 (Commission File No. 0-13807).








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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CABLE TV FUND 12-B, LTD.,
                                     a Colorado limited partnership

                                     By:  Jones Intercable, Inc.
                                          General Partner


Dated:  November 1, 1995             By: /s/ Robert S. Zinn
                                         --------------------------------
                                         Robert S. Zinn
                                         Acting Vice President







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